UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 30, 2008

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor Foster City, California 94404 (650) 513-7000
(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

    On September 30, 2008, Equinix (Paris) SAS, an indirect wholly-owned subsidiary of Equinix, Inc. (“Equinix”), and Digital Realty (Paris 2) SCI entered into a lease agreement for an approximately 116,800 square foot warehouse building located in Saint-Denis, France (the “Lease Agreement”), adjacent to Equinix’s existing data center facility in Saint-Denis.  The Lease Agreement has a fixed term of 12 years, with an option to renew, and a total rent obligation of approximately $62.8 million (based on the exchange rate as of September 30, 2008) over the term of the Lease Agreement.

    In connection with the Lease Agreement, Equinix will enter into a guarantee of the payments due over the term of the Lease Agreement within the next 30 days.

    Digital Realty Trust, or its affiliates, is currently Equinix’s landlord at other data center properties in the United States and in France.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

    *Please refer to the description of the Lease Agreement disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 6, 2008	EQUINIX, INC. By: /s/ KEITH D. TAYLOR Keith D. Taylor Chief Financial Officer